AMERICAN PHYSICIANS SERVICE GROUP, INC. REPORTS

EXCELLENT SECOND QUARTER EARNINGS

AUSTIN, TX – (MARKET WIRE) – August 4, 2009 – American Physicians Service Group, Inc. (“APS”) (NASDAQ:  AMPH) today announced results for the quarter and six months ended June 30, 2009.  For the three months ended June 30, 2009, revenues were $20.1 million compared to $17.8 million for the same period last year.  For the six months ended June 30, 2009, revenues were $39.4 million compared to $37.5 million in the same period last year.  Net earnings for the first six months were $9.7 million or $1.36 per diluted share, compared to $9.5 million or $1.30 per diluted share in the same period last year.  Net earnings for the second quarter were $4.9 million or $.70 per diluted share, compared to $6.1 million or $.84 per diluted share, in the same period last year.

Ken Shifrin, APS Chairman of the Board, stated, “We continue to deliver excellent performance results.  Revenue was up 13% quarter-over-quarter, underwriting profits were solid, our Financial Services subsidiary had its first profitable quarter since the economic downturn began toward the end of 2007 and our book value per share increased to a record $20.88, even while paying our sixth consecutive annual dividend during the quarter.  It was also gratifying to have some outside recognition of our performance with inclusion in the Russell 3000 index and a sixth place ranking on Fortune’s Small Business 100 list.”

Tim LaFrey, President of APS, added, “Favorable trends continued in our insurance operations.  Net earned premium was up 15% compared to the second quarter of 2008, a result of a strong 92% retention rate, new business growth and lower ceding under our 2009 reinsurance treaty.  Likewise, claims frequency continues to be favorable and outstanding claims continue to fall.  We remain conservatively reserved at the upper end of the actuarial range and our reserve per open claim has increased over 18% since June 30, 2008, though we have not seen an adverse trend in claims frequency or severity.  We have still experienced no defaults of principal or interest in our investment portfolio, but have continued to take a defensive position regarding non-agency CMOs and have reduced our holdings from $25 million at year-end to $8 million at the end of June.  We believe that benefits from safeguarding our capital outweigh the sacrifice in short-term yield.”

Mr. LaFrey continued, “Our Financial Services business had been in a loss situation since the economic crisis began in late 2007, but our cost cutting efforts and a modest uptick in activity generated a small profit this quarter.  We will continue to monitor costs closely and work to restore this segment’s contribution to our success.”

Mr. Shifrin concluded, “We continue to strengthen our balance sheet, which permits us to reward shareholders with dividends and make share repurchases without limiting our ability to take advantage of business opportunities.  We look forward to reporting our progress as we move into the second half of 2009.”

APS is an insurance and financial services firm with subsidiaries and affiliates which provide medical malpractice insurance for physicians and other healthcare providers and brokerage and investment services to institutions and high net worth individuals.  APS is headquartered in Austin, Texas.

This press release includes forward-looking statements related to APS that involve risks and uncertainties that could cause actual results to differ materially.  These forward-looking statements are made in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  For further information about these factors that could affect the future results of APS, please see the recent filings with the Securities and Exchange Commission.  Prospective investors are cautioned that forward-looking statements are not guarantees of future performance.  Actual results may differ materially from management expectations.  Copies of the filings are available upon request to APS.

For further information, visit the APS website at www.amph.com or contact:

Mr. Kenneth Shifrin, Chairman of the Board (or)

Mr. Tim LaFrey, President (or)

Mr. Marc Zimmermann, Chief Financial Officer

American Physicians Service Group, Inc.

1301 S. Capital of Texas Highway, C-300

Austin, Texas  78746

(512) 328-0888

AMERICAN PHYSICIANS SERVICE GROUP, INC.

SELECTED FINANCIAL DATA

(in thousands, except per share data)
	June 30,	December 31,
	2009	2008
	(unaudited)
Assets

Investments	$213,770	$209,709
Cash and cash equivalents	28,831	22,060
Premium and maintenance fees receivables	17,416	17,186
Reinsurance recoverables	10,498	15,293
Deferred policy acquisition costs	2,417	2,500
Deferred tax assets	9,089	9,488
Property and equipment, net	491	590
Intangible assets	2,268	2,264
Federal income tax receivable	838	738
Prepaid and other assets	3,230	3,726

Total assets	$288,848	$283,554

Liabilities

Reserve for loss and loss adjustment expense	$90,403	$92,141
Unearned premiums and maintenance fees	36,389	36,785
Funds held under reinsurance treaties	4,264	3,978
Trade accounts payable	699	290
Accrued expenses and other liabilities	6,316	6,327
Federal income tax payable	-	-
Mandatorily redeemable preferred stock	6,531	7,568

Total liabilities	144,602	147,089

Total shareholders’ equity	144,246	136,465

Total liabilities and shareholders’ equity	$288,848	$283,554

Shares outstanding	6,909	7,014

Book value per share	$20.88	$19.46

AMERICAN PHYSICIANS SERVICE GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
REVENUES

Gross premiums and maintenance fees written	$14,682	$15,124	$32,222	$29,860
Premiums ceded	335	(1,019)	663	376
Change in unearned premiums & maintenance fees	1,808	489	397	1,712

Net premiums and maintenance fees earned	16,825	14,594	33,282	31,948

Investment income, net of investment expense	2,666	2,959	5,217	6,015
Realized capital gains (losses), net	(142)	(35)	(517)	14
Other-than-temporary impairments	(1,100)	(1,208)	(2,007)	(3,852)
Financial services	1,827	1,477	3,275	3,277
Other revenue	45	36	102	53

Total revenues	20,121	17,823	39,352	37,455

EXPENSES

Losses and loss adjustment expenses	6,797	1,579	12,918	9,088
Other underwriting expenses	2,510	2,498	5,731	5,102
Change in deferred policy acquisition costs	264	104	83	197
Financial services expenses	1,747	3,316	3,375	5,886
General and administrative expenses	1,164	1,161	2,388	2,719

Total expenses	12,482	8,658	24,495	22,992

Income from operations	7,639	9,165	14,857	14,463

Income tax expense	2,718	3,019	5,206	4,937

Net income	$4,921	$6,146	$9,651	$9,526

Diluted income per share	$0.70	$0.84	$1.36	$1.30

Diluted weighted average shares outstanding	7,007	7,284	7,089	7,305

Operating Income	$5,728	$6,954	$11,292	$12,021

Diluted operating income per share	$0.82	$.95	$1.59	$1.65

Non-GAAP Financial Measures

Operating Income is a “Non-GAAP” financial measure which is widely used in the insurance industry to evaluate the performance of underwriting operations. Operating Income excludes the after-tax effects of realized investment gains or losses and infrequent items that are not considered core to the underwriting performance of our insurance segment or the operating performance of our financial services segment, and we believe presents a more appropriate view of the performance of our core operations. While we believe disclosure of certain non-GAAP information is appropriate, you should not consider this information without also considering the information we present in accordance with GAAP.  The following table is a reconciliation of Net Income to Operating Income:

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net Income	$4,921	$6,146	$9,651	$9,526
Adjustments, net of tax effects:
Add:
Realized capital loss, net	807	808	1,641	2,495
Operating Income	$5,728	$6,954	$11,292	$12,021

Per diluted share:
Net Income	$0.70	$0.84	$1.36	$1.30
Effect of adjustments	$0.12	$0.11	$0.23	$0.35
Diluted operating income per share	$0.82	$0.95	$1.59	$1.65

SELECTED INSURANCE DATA FOR API, pre and post merger

Claims History

	Claims Reported	Open Claims
Date	in the Quarter	at Quarter End
June 30, 2009	100	565
March 31, 2009	104	583
December 31, 2008	77	585
September 30, 2008	114	681
June 30, 2008	92	667
March 31, 2008	98	688
December 31, 2007	128	740
September 30, 2007	89	746
June 30, 2007	84	822
March 31, 2007	113	848
December 31, 2006	102	808
September 30, 2006	160	770